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EXHIBIT 12

                       U S WEST Financial Services, Inc.
                      RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in Thousands)
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
                                                   Quarter Ended
                                                 6/30/96   6/30/95
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
Income before income taxes                         $7,423    $4,567
Interest expense                                    5,333     7,419
Interest factor on rentals (1/3)                       14        14
                                                --------------------
Earnings                                          $12,770   $12,000

Interest expense                                    5,333     7,419
Interest factor on rentals (1/3)                       14        14
                                                --------------------
Fixed charges                                      $5,347    $7,433

Ratio of earnings to fixed charges                   2.39      1.61
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
                                                   Year-to-Date
                                                 6/30/96   6/30/95
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
Income before income taxes                         $8,723    $5,380
Interest expense                                   10,711    16,569
Interest factor on rentals (1/3)                       31        31
                                                --------------------
Earnings                                          $19,465   $21,980

Interest expense                                   10,711    16,569
Interest factor on rentals (1/3)                       31        31
                                                --------------------
Fixed charges                                     $10,742   $16,600

Ratio of earnings to fixed charges                   1.81      1.32
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